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                                                                    EXHIBIT 21.1
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
                                                                                                ORGANIZED UNDER
DOMESTIC SUBSIDIARIES                                                                               LAWS OF
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
InSoft, Inc.................................................................................  Delaware
Paper Software, Inc.........................................................................  New York


FOREIGN SUBSIDIARIES
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
Netscape Communications (Japan), Ltd........................................................  Japan
Netscape Communications S.A.................................................................  France
Netscape Communications Ireland Limited.....................................................  Ireland
Netscape Communications Limited.............................................................  United Kingdom
Netscape Communications Gmbh................................................................  Germany
Netscape Communications Canada Inc..........................................................  Canada
Netscape Communications Limited.............................................................  Hong Kong
Netscape Communications Singapore re Pte. Ltd...............................................  Singapore
Netscape Communications Australia Pty Limited...............................................  Australia
Netscape Communications (Schweiz) AG........................................................  Switzerland
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